Exhibit 99.1

For release: November 7, 2024

Global Indemnity Group, LLC Reports Third Quarter 2024 Results

Wilmington, Del., (November 7, 2024) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported an increase of 77% in net income available to shareholders to $33.9 million or $2.48 per share for the nine months ended September 30, 2024 compared to $19.2 million or $1.39 per share for the same period in 2023.

Highlights for the Nine Months Ended September 30, 2024

•
Net income available to shareholders increased 77% to $33.9 million or $2.48 per share in 2024 compared to $19.2 million or $1.39 per share in 2023.
•
Operating income increased 57% to $33.8 million in 2024 compared to $21.5 million in 2023.
•
Book value per share increased to $49.88 at September 30, 2024 from $47.53 at December 31, 2023; increased 7.1% including dividends paid of $1.05 per share in 2024.
•
Investment income increased 18% to $46.3 million in 2024 compared to $39.4 million in 2023 due to an increase in book yield on the Company’s bond portfolio to 4.6% at September 30, 2024 from 4.0% at September 30, 2023 and growth of 7% in the investment portfolio to $1.47 billion driven primarily by operating cash flow.
•
Annualized return on equity, including unrealized gains on fixed-income securities included in stockholders' equity, was 9.8% in 2024 compared to 5.2% in 2023.
•
Annualized investment return was 6.1% for the first nine months of 2024.
•
GBLI’s current accident year underwriting income increased to $15.3 million for 2024 compared with $5.0 million in 2023 driven by:
o
The Company’s Penn-America segment that posted $17.6 million of underwriting income (combined ratio of 93.9%), higher than 2023 underwriting income of $9.7 million (combined ratio of 96.7%) driven by improved non-catastrophe and catastrophe property results.
o
GBLI's catastrophe losses declined 35%; $10.3 million in 2024 from $15.8 million in 2023. 2024 includes $1.5 million related to Hurricane Helene.
•
Penn-America gross written premiums, excluding products terminated, increased 12% to $293.0 million in 2024 compared to $262.8 million in 2023.
o
InsurTech grew 17% to $41.9 million in 2024 compared with $35.7 million in 2023 from organic agency growth, new agency appointments and new products.
o
Wholesale Commercial's policy premiums, excluding audit premiums, is higher by 12% in 2024 driven by aggregate premium rate increase of 9%.
o
Assumed Re increased 131% from $8.4 million in 2023 to $19.3 million in 2024 due to new treaties commencing in both 2023 and 2024.
•
Prior accident year loss development was slightly favorable at $0.1 million for the first nine months of 2024.
•
AM Best affirmed Global Indemnity Group, LLC’s A (Excellent) rating for its U.S. insurance subsidiaries on August 1, 2024.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Consolidated:
Net income available to shareholders	$12.7	$7.6	$33.9	$19.2
Net income available to shareholders per share	$0.92	$0.55	$2.48	$1.39
Operating income	$13.2	$7.8	$33.8	$21.5
Operating income per share	$0.95	$0.56	$2.45	$1.53
Underwriting income, current accident year	$6.6	$1.8	$15.3	$5.0
Underwriting income	$5.8	$0.7	$14.6	$3.9
Gross written premiums	$99.8	$98.9	$294.0	$332.0
Investment income	$16.5	$14.2	$46.3	$39.4
Annualized investment return	7.9%	3.8%	6.1%	4.2%

Combined ratio analysis:
Loss ratio	54.9%	58.3%	56.0%	60.7%
Expense ratio	39.4%	41.4%	39.2%	38.5%
Combined ratio	94.3%	99.7%	95.2%	99.2%
Combined ratio, current accident year	93.5%	98.6%	95.0%	98.9%

Penn-America Segment:
Underwriting income, current accident year	$7.7	$3.4	$17.6	$9.7
Underwriting income (loss)	$7.3	$(4.5)	$17.6	$(1.5)
Penn-America gross written premiums (1)	$103.1	$84.0	$293.0	$262.8

Combined ratio analysis:
Loss ratio	54.7%	67.1%	55.6%	62.9%
Expense ratio	37.9%	38.6%	38.3%	38.0%
Combined ratio	92.6%	105.7%	93.9%	100.9%
Combined ratio, current accident year	92.1%	96.3%	93.9%	96.7%

	As of September 30, 2024	As of June 30, 2024	As of March 31, 2024	As of December 31, 2023
Consolidated:
Book value per share	$49.88	$48.56	$48.18	$47.53
Book value per share plus cumulative dividends and
excluding AOCI	$57.50	$56.58	$56.00	$55.22
Shareholders’ equity	$686.7	$667.5	$659.5	$648.8
Cash and invested assets	$1,468.0	$1,435.2	$1,417.3	$1,390.4
Shares Outstanding (in millions)	13.7	13.7	13.6	13.6

(1) Excludes $0.2 million and $3.0 million of gross written premiums for terminated products for the three months ended September 30, 2024 and 2023, respectively, and $4.8 million and $14.7 million of gross written premiums for terminated products for the nine months ended September 30, 2024 and 2023, respectively.

Global Indemnity Group, LLC

Consolidated Statements of Operations

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Gross written premiums	$99,767	$98,926	$293,961	$332,011
Net written premiums	$97,177	$95,623	$287,013	$317,480

Net earned premiums	$95,413	$111,695	$284,806	$380,923
Net investment income	16,488	14,200	46,319	39,424
Net realized investment gains (losses)	(512)	(133)	540	(2,414)
Other income	372	299	1,074	935
Total revenues	111,761	126,061	332,739	418,868

Net losses and loss adjustment expenses	52,400	65,116	159,446	231,199
Acquisition costs and other underwriting expenses	37,553	46,202	111,790	146,781
Corporate and other operating expenses	5,923	5,280	18,662	16,638
Interest expense	—	—	17	12
Income before income taxes	15,885	9,463	42,824	24,238
Income tax expense	3,125	1,763	8,605	4,707
Net income	12,760	7,700	34,219	19,531
Less: Preferred stock distributions	110	110	330	330
Net income available to common shareholders	$12,650	$7,590	$33,889	$19,201

Per share data:
Net income available to common shareholders
Basic	$0.93	$0.56	$2.49	$1.42
Diluted	$0.92	$0.55	$2.48	$1.39
Weighted-average number of shares outstanding
Basic	13,665	13,523	13,618	13,557
Diluted	13,801	13,814	13,684	13,799

Cash distributions declared per common share	$0.35	$0.25	$1.05	$0.75

Combined ratio analysis:
Loss ratio	54.9%	58.3%	56.0%	60.7%
Expense ratio	39.4%	41.4%	39.2%	38.5%
Combined ratio	94.3%	99.7%	95.2%	99.2%

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2024	December 31, 2023
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,404,854 and $1,322,092; net of allowance for expected credit losses of $0 at September 30, 2024 and December 31, 2023)	$1,395,229	$1,293,793
Equity securities, at fair value	12,347	16,508
Other invested assets	29,459	38,236
Total investments	1,437,035	1,348,537

Cash and cash equivalents	31,019	38,037
Premium receivables, net of allowance for expected credit losses of
$3,486 at September 30, 2024 and $4,796 at December 31, 2023	73,425	102,158
Reinsurance receivables, net of allowance for expected credit losses of
$8,992 at September 30, 2024 and December 31, 2023	76,393	80,439
Funds held by ceding insurers	27,194	16,989
Deferred federal income taxes	24,491	36,802
Deferred acquisition costs	40,855	42,445
Intangible assets	14,191	14,456
Goodwill	4,820	4,820
Prepaid reinsurance premiums	3,260	4,958
Receivable for securities	19	3,858
Federal income tax receivable	1,062	—
Lease right of use assets	8,519	9,715
Other assets	18,834	26,362
Total assets	$1,761,117	$1,729,576

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$840,176	$850,599
Unearned premiums	183,362	182,852
Ceded balances payable	963	2,642
Federal income tax payable	—	1,595
Contingent commissions	5,203	5,632
Lease liabilities	10,836	12,733
Other liabilities	33,851	24,770
Total liabilities	$1,074,391	$1,080,823

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value;
100,000,000 shares authorized, shares issued and outstanding:
4,000 and 4,000 shares, respectively, liquidation preference:
$1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized;
class A common shares issued: 11,181,998 and 11,042,670, respectively;
class A common shares outstanding: 9,894,230 and 9,771,429, respectively;
class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	458,714	454,791
Accumulated other comprehensive income (loss), net of tax	(7,847)	(22,863)
Retained earnings (1)	264,551	244,988
Class A common shares in treasury, at cost: 1,287,768 and 1,271,241 shares, respectively	(32,692)	(32,163)
Total shareholders’ equity	686,726	648,753

Total liabilities and shareholders’ equity	$1,761,117	$1,729,576

(1)
Since the Company’s initial public offering in 2003, the Company has returned $624 million to shareholders, including $522 million in share repurchases and $102 million in dividends/distributions.

Segment Data for the Nine Months Ended September 30, 2024 and 2023

(Dollars in millions)

Underwriting Income for the Nine Months Ended September 30,

	Penn-America		Non-Core Operations		Consolidated
	2024	2023	2024	2023	2024	2023

Revenues:
Gross written premiums	$297.9	$277.4	$(3.9)	$54.6	$294.0	$332.0
Net written premiums	$290.9	$266.8	$(3.9)	$50.7	$287.0	$317.5
Net earned premiums	$272.5	$266.7	$12.3	$114.2	$284.8	$380.9

Underwriting income (loss), current
accident year	$17.6	$9.7	$(2.3)	$(4.7)	$15.3	$5.0
Underwriting income (loss)	$17.6	$(1.4)	$(3.0)	$5.3	$14.6	$3.9

Combined ratio analysis:
Loss ratio
Current accident year	55.7%	58.8%	62.6%	65.1%	56.0%	60.7%
Prior accident year	(0.1%)	4.1%	2.5%	(9.5%)	—	—
Calendar year loss ratio	55.6%	62.9%	65.1%	55.6%	56.0%	60.7%
Expense ratio	38.3%	38.0%	59.4%	39.8%	39.2%	38.5%
Combined ratio	93.9%	100.9%	124.5%	95.4%	95.2%	99.2%
Combined ratio, current accident year	93.9%	96.7%	118.9%	104.2%	95.0%	98.9%

Gross Written Premiums for the Nine Months Ended September 30,

	2024	2023	% Change
Penn-America:
Wholesale Commercial	$186.9	$174.4	7%
InsurTech	41.9	35.7	17%
Assumed Reinsurance	19.3	8.4	131%
	248.1	218.5	14%
Specialty Products	49.8	58.9	(16%)
Penn-America	297.9	277.4	7%
Non-Core Operations	(3.9)	54.6	(107%)
Total	$294.0	$332.0	(12%)

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2024	December 31, 2023

Fixed maturities	$1,395.2	$1,293.8
Cash and cash equivalents	31.0	38.0
Total fixed maturities and cash and cash equivalents	1,426.2	1,331.8
Equities and other invested assets	41.8	54.7
Total cash and invested assets, gross	1,468.0	1,386.5
Receivable for securities	—	3.9
Total cash and invested assets, net	$1,468.0	$1,390.4

	Total Pre-Tax Investment Return
	For the Three Months Ended September 30, (Unaudited)		For the Nine Months Ended September 30, (Unaudited)
	2024	2023	2024	2023

Net investment income	$16.5	$14.2	$46.3	$39.4

Net realized investment gains (losses)	(0.5)	(0.1)	0.5	(2.4)
Net unrealized investment gains (losses)	12.8	(1.3)	18.8	6.1
Net realized and unrealized investment return	12.3	(1.4)	19.3	3.7

Total investment return	$28.8	$12.8	$65.6	$43.1

Average total cash and invested assets	$1,451.6	$1,355.1	$1,429.3	$1,354.7

Total annualized investment return %	7.9%	3.8%	6.1%	4.2%

SUMMARY OF OPERATING INCOME

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30, (Unaudited)		For the Nine Months Ended September 30, (Unaudited)
	2024	2023	2024	2023

Operating income, net of tax (1)	$13,162	$7,801	$33,790	$21,493

Net realized investment gains (losses)	(402)	(101)	429	(1,962)
Net income	$12,760	$7,700	$34,219	$19,531

Weighted average shares outstanding – diluted	13,801	13,814	13,684	13,799

Operating income per share – diluted (2)	$0.95	$0.56	$2.45	$1.53

(1)
Operating income, net of tax, excludes preferred shareholder distributions of $0.1 million for each of the three months ended September 30, 2024 and 2023 and $0.3 million for each of the nine months ended September 30, 2024 and 2023.
(2)
The operating income per share calculation is net of preferred shareholder distributions of $0.1 million for each of the three months ended September 30, 2024 and 2023 and $0.3 million for each of the nine months ended September 30, 2024 and 2023.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. The insurance companies manage the distribution of the Company's core product offerings through Penn-America. The Company also has a Non-Core Operations segment that contains lines of business that have been de-emphasized or are no longer being written.

For more information, visit the Company’s website at www.gbli.com.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3] Disseminated pursuant to the "safe harbor" provisions of Section 21E of the Security Exchange Act of 1934.

Contact:	Stephen W. Ries
Head of Investor Relations
(610) 668-3270
sries@gbli.com